This instrument was prepared by:
GADSDEN CORPORATION
230 N. 3RD ST.
GADSDEN, AL 35901

SOURCE OF TITLE:

Deed Book __________, Page __________

STATE OF ALABAMA §
§ **MORTGAGE**
Etowah COUNTY §

KNOW ALL MEN BY THESE PRESENTS: That whereas MEADOWOOD PROPERTY HOLDINGS LLC (hereinafter referred to as Debtors) for valuable and adequate consideration have become justly indebted to The Exchange Bank of Alabama, PO Box 1100, Gadsden, AL 35902, its successors and assigns (hereinafter referred to as Mortgagee) in the principal sum of $4,125,000.00 dollars, with interest thereon, represented by negotiable promissory note(s) or other evidence of indebtedness.

NOW THEREFORE, as inducement to Mortgagee extend, renew, secure existing indebtedness and make future advances to Debtors or the undersigned MEADOWOOD PROPERTY HOLDINGS LLC (hereinafter referred to as Mortgagors) and in consideration of the premises and in order to secure the payment of said indebtedness (including any future advances) and any renewal or extensions of same and any other indebtedness or other obligations, direct or indirect, including letters of credit, swaps and overdrafts now or hereafter owed (hereinafter collectively referred to as "Obligations") by Debtors, Mortgagors, or any one of them, to Mortgagee (except Mortgagors' home shall not secure future obligations incurred for personal, family or household purposes unless, if required by law, Mortgagee provides Mortgagors with any required notice such as a notice of right of rescission for such transaction) and to secure compliance with all of the stipulations hereinafter contained, Mortgagors do hereby grant, bargain, sell and convey unto the said Mortgagee the following described real estate situated in Etowah County, State of Alabama, viz:
509 Pineview Ave, Gadsden, AL 35905
See exhibit A for legal description made a part hereof the same as if fully set out herein.
together with all rents, leases, and other revenues thereof and all rights, hereditaments, privileges, easements, tenements, interests, declarant rights, developer rights, water, sewer and wastewater rights, home owners association rights, architectural control board rights, improvements and appurtenances thereunto belonging or in any wise appertaining, including after-acquired title and easements and all rights, title and interest now or hereafter owned by the Mortgagors in and to all buildings and improvements, storm and screen windows and doors, gas, steam, electric and other heating, lighting, ventilating, air conditioning, cabinets, cooking apparatus, carpets, elevators, fencing, shrubbery, alarm systems, electronic systems antennas, plumbing fixtures, sprinkling and other equipment and fixtures attached or appertaining to said premises, all of which (hereinafter the Property) shall be deemed realty and conveyed by this mortgage.

TO HAVE AND TO HOLD the same and every part thereof unto the Mortgagee, its successors and assigns forever. And for the purpose of further securing the payment of the Obligations the Mortgagors covenant and agree as follows:

1. WARRANTY. That they are lawfully seized in fee and possessed of the Property and have a good right to convey the same as aforesaid, that they will warrant and forever defend the title against the lawful claims of all persons whomsoever, and that the Property is free and clear of all encumbrances, easements and restrictions not herein specifically mentioned.
2. TAXES. That they will pay all taxes, assessments, or other liens taking priority over this mortgage when imposed legally upon the Property and should default be made in the payment of same, or any part thereof, said Mortgagee may pay the same which sums shall become a part of the Obligations secured by this mortgage. Mortgagors irrevocably assign to Mortgagee all rights to any payment arising from or related to any tax sale of the Property and grant to Mortgagee an irrevocable power of attorney to take all actions deemed appropriate by Mortgagee to collect, recover and receive all sums, including any overbid, arising from or related to any tax sale of the Property and Mortgagors irrevocably authorize and direct all governmental officials to comply with such requests by Mortgagee. This power of attorney shall survive the full payment of the Obligations and any foreclosure of this mortgage.
3. INSURANCE. That they will keep the improvements on said Property continuously insured in such amounts, in such manner and with such companies as may be satisfactory to the Mortgagee against loss by fire, flood, casualty and such other hazards as Mortgagee may specify, with loss, if any, payable without contribution, to said Mortgagee, and will deposit with Mortgagee policies for such insurance and will pay premiums therefor as the same become due. Mortgagors shall provide to Mortgagee annual certificates of such insurance designating Mortgagee as loss payee and mortgagee under said policies. Mortgagors shall give immediate notice in writing to Mortgagee of any loss or damages to said premises caused by any casualty. Mortgagors expressly waive any requirement that they be listed as payee and irrevocably authorize and direct any insurance carrier to pay such sums exclusively to Mortgagee. If Mortgagors fail to keep said property insured as above specified, the Mortgagee at the cost of the Debtors and Mortgagors may insure said property against loss by fire and other hazards for the benefit of the Mortgagee. The proceeds of any insurance shall be paid by insurer to Mortgagee which is hereby irrevocably granted full power to settle and compromise claims under all policies and to exclusively demand, receive and receipt for sums becoming due thereunder, said proceeds, if collected, to be credited on the Obligations secured by this mortgage, less cost of collecting same or to be used in repairing or reconstructing the premises as the Mortgagee may exclusively elect; all amounts so expended by said Mortgagee for insurance or for the payment of taxes, assessments or any other liens shall become a debt due

said Mortgagee in addition to the Obligations herein described and at once payable without demand upon or notice to any person, and shall be secured by the lien of this mortgage and shall bear interest at the highest legal rate from date of payment by said Mortgagee. Mortgagee is irrevocably authorized to endorse the name of Mortgagors upon any check, draft, or other form of payment as to such insurance.

4. MAINTENANCE OF PROPERTY. To take good care of the Property above described, to comply with all building, maintenance and zoning codes and laws and not to commit or permit any waste thereon, and to keep the same repaired and at all times to maintain the same in as good condition as it now is, reasonable wear and tear alone excepted upon failure to comply with the terms of this paragraph and at the election of the Mortgagee and without notice to any person, the Mortgagee may declare the Obligations secured by this mortgage due and payable and this mortgage subject to foreclosure and same may be foreclosed as hereinafter provided.

5. NONWAIVER, AMENDMENT, NO ORAL MODIFICATION. No delay or failure of the Mortgagee to exercise any power, right, option or, act authorized by this mortgage or to declare default on the part of the Debtors or Mortgagors shall be deemed as a waiver of the right to declare this mortgage in default by reason of failure of the Mortgagors to procure and maintain insurance or to pay such taxes or to strictly comply with any of the other duties of Mortgagors under the terms of this mortgage, it being agreed that no terms or conditions contained in the mortgage can be waived, altered, or changed except as evidenced in writing signed by the Mortgagors and by the Mortgagee. This mortgage, together with any related documents evidencing the Obligations, constitutes the entire understanding and agreement of the parties as to the matters set forth in this mortgage. This mortgage may not be modified orally.

6. TIMELY PAYMENT. Debtors and Mortgagors will well and truly pay and discharge all Obligations secured by this mortgage as they shall become due and payable including any renewals or extensions thereof, Mortgagors and Debtors agree that the failure of Mortgagee to timely pay any mortgage tax due as to any preexisting indebtedness, future advance or future indebtedness shall not impair the enforceability of this mortgage as to any of the Obligations. The timing of the payment of such mortgage taxes shall be in the sole discretion of Mortgagee and at the cost of Mortgagors.

7. ASSIGNMENT OF RENTS. Mortgagee shall, regardless of the existence of a default under this mortgage, be entitled as a matter of right, without notice to any party be a receiver or appoint a receiver of the rents, issues and profits of the Property, with power to lease and control the Property and with such other powers as may be deemed necessary in the sole judgment of Mortgagee, and that the reasonable attorney fees and receiver fees and costs shall, among other expenses and costs, be allowed and paid out of such rents, issues and profits or out of the proceeds of the sale of the Property. Mortgagee is granted an irrevocable power of attorney coupled with an interest to communicate with all service providers, tenants, and obtain all documents related thereto. Mortgagee is irrevocably authorized to collect all rents, endorse the name of Mortgagor to all rent checks or other instruments, receive and arrange for the transfer of any tenant deposits, and do all things necessary, in the sole judgment of Mortgagee to administer the Property.

8. HEIRS AND SUCCESSORS. That all the covenants and agreements of the Mortgagors and Debtors herein contained shall extend to and bind their heirs, executors, administrators, successors and assigns, and that such covenants and agreements and all options, rights, privileges and powers herein given, granted or secured to the Mortgagee shall inure to the benefit of the successors or assigns of the Mortgagee. Mortgagee may assign this mortgage and the Obligations secured by the same at any time without notice to Mortgagors.

9. MECHANICS LIENS. The Obligations hereby secured shall at once become due and payable and this mortgage subject to foreclosure as herein provided at the option of the holder hereof when and if any statement of lien is filed under the statutes of Alabama, laws of the United States or other applicable law relating to liens of mechanics and materialmen or taxes, without regard to the form and contents of such statement and without regard to the existence, non-existence, or validity of the debt of any part thereof, or of the lien on which such statement is based. Mortgagors shall indemnify and defend Mortgagee from all claims, demands and expenses arising from or related to such liens and claims.

10. DUE ON SALE. During the existence of this mortgage, upon the voluntary or involuntary sale, transfer, conveyance or change of ownership of the Property, or any part thereof, without the advance written consent of the Mortgagee, the Mortgagee may, at its option, declare the Obligations secured by this mortgage, with the interest at the interest rates applicable to each of the Obligations, and any other charge against the Property under the terms of this mortgage, due and payable, and upon such declaration and without notice to any person this mortgage shall be subject to immediate foreclosure.

11. ATTORNEY FEES AND EXPENSES. All expenses incurred by the Mortgagee, including attorney's fees, in the enforcement of this mortgage, collection of rents, appointment of a receiver, collection of insurance proceeds, and in compromising, adjusting or defending against taxes, liens, claims or encumbrances sought to be fixed upon the Property, whether such claims or encumbrances be valid or not, shall become a part of the Obligations hereby secured, and shall accrue interest at the highest legal rate from the date of payment of such expense. Mortgagors agree to pay a reasonable attorney fee equal to 15% of all unpaid Obligations secured by this mortgage to the Mortgagee, should the Mortgagee employ an attorney to foreclose this mortgage except to the extent such Obligations arise for personal, family or household purposes in which event such attorney fees shall be allowed in such amounts as provided under the documents creating such Obligations.

12. WAIVER OF EXEMPTIONS. Mortgagors hereby waive, unless otherwise prohibited by law, all right of exemption as to homestead and as to personal property under the laws of Alabama or any other State or of the United States as to the Property and any of the items secured or that may be secured by terms of this mortgage. Mortgagors waive the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the sale of the property conveyed hereby be set off against any part of the debt or Obligations secured hereby.

13. CONSTRUCTION. Plural or singular words used herein to designate Mortgagors shall be construed to refer to the maker of this mortgage, whether one or more persons, a corporation, limited liability company, limited partnership or other legal entity.

14. ENVIRONMENTAL MATTERS. The Property does not now contain and shall not contain in the future, while any part of the Obligations secured by this mortgage is unpaid: (a) any underground storage tanks, (b) asbestos in any form, (c) urea formaldehyde foam insulation, or (d) any other chemical material or substance the exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may pose a hazard to the health and safety of the occupants of the Property or

the owners of the property adjacent thereto. Mortgagors further presents and warrants: (a) that the Property complies in all respects with applicable environmental laws, regulations and/or court or administrative orders, (b) that there are no pending claims or threats of claims by private or government or administrative authorities relating to environmental impairment or regulatory requirements, and, (c) that there are no areas on, under or above the Property where hazardous substances have been disposed of, released or found. Mortgagors hereby agree to give immediate oral and written notice to Mortgagee of receipt of any notice of a violation of any law, standard or regulation referred to or covered by this paragraph. Mortgagors hereby agree to indemnify and hold harmless Mortgagee from all loss, cost, damage, claim, attorney fees and expense incurred by Mortgagee on account of Mortgagor's violation of any representation or warranty set forth in this paragraph, or of Mortgagor's failure to perform any obligations required under this paragraph, or of Mortgagor's or the failure of the Property to comply fully with all environmental laws, rules and regulations. This indemnification shall survive the release of this mortgage, closing of any loan, payment of the Obligations secured by this mortgage and the exercise of any right or remedy under any loan document executed hereunder. All costs and expenses of Mortgagee incurred under this paragraph, including reasonable attorney fees, shall constitute a part of the Obligations secured by this mortgage and interest shall accrue thereon at the highest legal rate from the date of payment of such cost or expense by Mortgagee.

15. BANKRUPTCY. In the event the Debtors or Mortgagors becomes a debtor under the United States Bankruptcy Code and seek to cure any payment arrearage or delinquency through any plan, the amount of such arrearage or delinquency including all attorney fees and costs incurred by Mortgagee in said bankruptcy proceeding shall accrue interest at the contract rate applicable to the instruments upon which the Obligations are based. Mortgagors waive as to all creditors in such bankruptcy proceeding any right of exclusivity to file or seek to confirm any plan of reorganization under the Bankruptcy Code.
16. CONDEMNATION. In the event that the Property, or any part thereof, is taken under the power of eminent domain, the award shall be promptly disbursed to Mortgagee for application against the Obligations secured hereby and Mortgagors grant to the Mortgagee an irrevocable power of attorney coupled with an interest to take all actions on behalf of Mortgagors to collect and receive and apply such condemnation award.
17. **WAIVER OF TRIAL BY JURY: MORTGAGORS, DEBTORS AND MORTGAGEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY MATTER ARISING FROM OR RELATED TO THIS MORTGAGE, THE OBLIGATIONS AND THE ACTS OF MORTGAGEE AND ITS OFFICERS, AGENTS AND ATTORNEYS IN THE ENFORCEMENT THEREOF AND IN THE COLLECTION AND ENFORCEMENT OF THE OBLIGATIONS.**
18. APPLICABLE LAW. This mortgage has been delivered to Mortgagee and accepted by Mortgagee in the State of Alabama. Subject to the provisions of the WAIVER OF TRIAL BY JURY this mortgage shall be governed by and construed in accordance with the laws of the State of Alabama.
19. CAPTION HEADINGS. Caption headings in this mortgage are for convenience purposes only and are not to be used to interpret or define the provisions of this mortgage.
20. SEVERABILITY. If a court of competent jurisdiction finds any provision of this mortgage to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this mortgage in all other respects shall remain valid and enforceable.

UPON CONDITION, HOWEVER, that if the Obligations hereby secured, shall be well and truly paid and discharged which in addition to interest, set forth above shall include payment of taxes, insurance, attorney fees, the satisfaction of prior encumbrances and any other past, existing or future indebtedness or Obligations owed to the Mortgagee by the Debtors, Mortgagors or any of them with interest thereon (subject to any required notice or right of rescission as to any future indebtedness incurred for personal, family or household uses), as the same shall become due and payable and shall in all things do and perform all acts and agreements by Mortgagors herein agreed to be done according to the tenor and effect hereof, then and in that event only this conveyance shall be and become null and void except as to those provisions in paragraphs 1, 2, 3, 14 and 17 which survive the satisfaction of this mortgage; but should default be made in the payment of the Obligations or any other amounts hereby secured or any renewals or extensions thereof or any part thereof or should any interest thereon remain unpaid at maturity, or should default be made in the repayment of any sum expended by the Mortgagee under the authority of any of the provisions of this mortgage or should the interest of said Mortgagee in said property become endangered by reason of the enforcement of any lien or encumbrance thereon so as to, in the sole judgment of Mortgagee, endanger the Obligations hereby secured, or should a petition to condemn any part of the Property be filed by any authority having power of eminent domain, or should any law, either federal or state, be passed imposing or authorizing the imposition of a specific tax upon this mortgage or the Obligations hereby secured, or permitting or authorizing the deduction of any such tax from the principal or interest secured by this mortgage or by virtue of which any tax or assessment upon the Property shall be charged against the owner of this mortgage or should at any time of any of the stipulations contained in this mortgage be declared invalid or inoperative by any court of competent jurisdiction or should the Mortgagors or Debtors fail to do and perform any other act or thing herein required or agreed to be done, then in any of said events all of the Obligations hereby secured or portion or part of same may not as said date have been paid, with interest thereon, shall at once become due and payable and this mortgage shall be subject to immediate foreclosure at the option of the Mortgagee, notice of the exercise of such foreclosure option being hereby expressly waived by Mortgagors and Debtors; and the Mortgagee shall have the right to enter upon and take possession of the Property hereby conveyed and after or without taking such possession to sell the same before the main County Court House door in the County, wherein the Property is located, at public outcry for cash, after first giving notice of the time, place and terms of such sale by publication once a week for three consecutive weeks prior to said sale in some newspaper published in said County, and upon the payment of the purchase money the Mortgagee, or holder of the Obligations and mortgage, or auctioneer, shall execute to the purchaser for and in the name of the Mortgagors a good and sufficient deed to the property sold; the Mortgagee shall apply the proceeds of said sale: first, to the expense of advertising, selling and conveying, including attorneys' fees as provided herein; second, to the payment of any amounts that have been expended or that may then be necessary to expend in paying

Insurance, taxes, assessments, and other encumbrances, charges, liens or debts, with interest thereon; third, to the payment of the Obligations hereby secured and interest thereon, whether the same shall or shall not have fully matured at the date of said sale; and fourth, the balance, if any, to be paid over to Mortgagors or at the sole option of Mortgagee or auctioneer as otherwise provided by law. The Mortgagee as well as any affiliate of Mortgagee may bid and become the purchaser of the Property at any foreclosure sale thereunder. The Mortgagors and Debtors expressly waive any requirement that the Property be offered for sale at foreclosure by parcel, lot, tract or any combination thereof and expressly and irrevocably authorize the sale of the Property in its entirety for a single bid amount.

Mortgagors acknowledge having read all the provisions of this mortgage, and Mortgagors agree to its terms. This mortgage is given under seal and it is intended that this mortgage is and shall constitute and have the effect of a sealed instrument according to law.

CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

IN WITNESS WHEREOF, the undersigned have/has executed this Mortgage under seal this the 1st day of May, 2012.

HEADWOOD PROPERTY HOLDINGS LLC
(Mortgagor)

ALLAN J RINLAND, Manager

STATE OF ALABAMA Georgia §
Gwinnett COUNTY § Individual(s) Acknowledgment(s)
§

I, Addrenna Gilchrist, a Notary Public in and for said County, in said State, hereby certify that ____________ whose name(s) is/are signed to the foregoing conveyance and who is/are known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she/they executed the same voluntarily on the day the same bears date.

Given under my hand and official seal, this the 1st day of May, 2017.

Notary Public
My Commission Expires:

STATE OF ALABAMA §
§ Entity Acknowledgment
____________ COUNTY §

I, ____________, a Notary Public in and for said County, in said State, hereby certify that ALLAN J. RINLAND whose name(s) as Manager of HEADWOOD PROPERTY HOLDINGS LLC, a Limited Liability Company, is/are signed to the foregoing conveyance and who is/are known to me, acknowledged before me on this day that, being informed of the contents of said conveyance, he/she/they in such representative capacity and with full authority, executed the same voluntarily for and as the act of said Limited Liability Company on the day the same bears date.

Given under my hand and official seal, this the 1st day of May, 2017.

Notary Public
My Commission Expires:

ADDRENNA GILCHRIST
MY COMMISSION EXPIRES
MAY 16 2020
DEKALB CO. GEORGIA
NOTARY PUBLIC

CERTIFICATE

STATE OF ALABAMA §
§
____________ COUNTY §

In compliance with Alabama Code Section 40-22-2 (1975), the owner of this mortgage hereby certifies that the amount of indebtedness presently incurred is $4,125,000.00 upon which the mortgage tax is paid herewith, and that said owner agrees any other existing debts, Obligations, and additional or subsequent advances made under this mortgage will be subject to the mortgage tax thereon and shall thereafter endeavor to pay such taxes to the appropriate Judge of Probate office no later than each September hereafter or a document evidencing such advances may be provided to said office and the recording fee and tax applicable thereto paid. So long as such taxes are subsequently paid at any time as to this mortgage or any other instrument by said owner all Obligations due said owner shall be secured under the terms of this mortgage.

Mortgagee: The Exchange Bank of Alabama, PO Box 1100, Gadsden, AL 35902

By: ____________
Its: KEVIN PHILLIPS
Title VICE PRESIDENT

The Exchange Bank, NMLS ID 405363
KEVIN PHILLIPS, VICE PRESIDENT, NMLS ID HL01 807325

EXHIBIT "A"
LEGAL DESCRIPTION

TRACT 1:

All that tract or parcel of land lying in and being a portion of the Northwest quarter of the Southeast quarter, Section Twenty-nine (29), Township Twelve (12) South, Range Seven (7) East of the Huntsville Meridian City of Glencoe of Etowah County, Alabama and being more particularly described as follows:

Commencing at the Northwest corner of the Northwest Quarter of the Southeast Quarter running North 87 degrees 30 minutes 00 seconds East a distance of 977.75 feet to a point, thence South 51 degrees 43 minutes 00 seconds West a distance of 749.94 feet to point thence, South 38 degrees 17 minutes 00 seconds East a distance of 511.24 feet to an iron pin found, which is the true point of beginning; thence North 51 degrees 43 minutes 00 seconds East for a distance of 235.62 feet to an iron pin found a the West side of Hollingsworth Drive (40' private drive); thence along the West side of Hollingsworth Drive South 38 degrees 17 minutes 00 seconds East for a distance of 412.35 feet to an iron pin found at the North right of way of Pineview Avenue (width of public Right of Way varies); thence along the said Right of Way South 56 degrees 14 minutes 00 seconds West for a distance of117.21 feet to a point; thence South 59 degrees 38 minutes 00 seconds West for a distance of 119.91 feet to an iron pin found; thence leaving the said Right of Way and continuing North 38 degrees 17 minutes 00 seconds West for a distance of386.60 feet to a point, which is the point of beginning.

Said tract or parcel of land is depicted on that ALTA/ACSM plat of survey prepared by Landpro Surveying and Mapping, Inc., sealed and certified by James H. Rader, APLS No. 26277-S, dated March 28, 2017.

TRACT 2:

All that tract or parcel of land lying in and being a portion of the Northwest Quarter of the Southeast Quarter, Section Twenty-nine (29), Township Twelve (12) South, Range Seven (7) East of the Huntsville Meridian, City of Glencoe of Etowah County, Alabama and being more particularly described as follows:

Commencing at the Northwest corner of Northwest Quarter of the Southeast Quarter running North 87 degrees 30 minutes 00 seconds East a distance of 977.75 feet to a point, thence South 51 degrees 43 minutes 00 seconds West a distance of 749.94 feet to point thence, South 38 degrees 17 minutes 00 seconds East a distance of 511.24 feet to an iron pin found, thence North 51 degrees 43 minutes 00 seconds East for a distance of 275.62 feet to an iron pin found at the East side of Hollingsworth Drive (40') Private Drive), which is the true point of beginning; thence North 51 degrees 43 minutes 00 seconds East for a distance of 235.62 feet to an iron pin found; thence South 38 degrees 17 minutes 00 seconds East for a distance of 314.53 feet to an iron pin found a the North Right of Way of Pineview Avenue (width of public Right of Way varies); thence along the said Right of

Way South 23 degrees 26 minutes 00 seconds West for a distance of 79.86 feet to a point; thence South 27 degrees 37 minutes 00 seconds West for a distance of 79.86 feet to a point; thence South; thence South 35 degrees 13 minutes 00 seconds West for a distance of 96.38 feet to an iron pin found at the East side of Hollingsworth Drive; thence along the East side of Hollingsworth Drive North 38 degrees 17 minutes 00 seconds West for a distance of 412.35 feet to an iron pin found, which is the point of beginning.

Initials

DOCUMENT
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